Exhibit 4.12

CELLSTAR CORPORATION,

Issuer

AND

THE BANK OF NEW YORK,

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 5, 2002

to

INDENTURE

Dated as of February 20, 2002

$39,148,0000

5% Senior Subordinated Convertible Notes

Due November 30, 2002

This First Supplemental Indenture (herein so called) is dated as of November 5, 2002, among CellStar Corporation., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”). Each defined term used herein shall have the meaning assigned to it in the Indenture (hereinafter defined), unless the context hereof otherwise requires or provides.

RECITALS

1.    As of February 20, 2002, the Company and the Trustee executed an Indenture (the “Indenture”) providing for the issuance of $39,148,000 of the Company’s 5% Senior Subordinated Convertible Notes Due November 30, 2002 (the “Notes”).

2.    Sections 1 and 2 of the Notes provide that interest on the unpaid principal amount of the Notes is payable on August 15, 2002 and on the Maturity Date.

3.    Section 2 of the Notes provides that the Company shall pay interest on the Notes to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date.

4.    The Notes provide that the Record Date for the August 15, 2002 Interest Payment Date is August 1, 2002 and do not specify a Record Date for payment of interest on the Notes due on the Maturity Date.

5.    The Company and the Trustee desire to amend the terms of the Indenture and Notes to clarify that the Record Date for payment of interest due on the Maturity Date is November 15, 2002.

6.    Section 8.01(a) of the Indenture permits the Indenture to be amended or supplemented to cure any ambiguity, defect or inconsistency arising under the Indenture provided such action does not materially adversely affect the rights of any Holder.

7.    The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

AMENDMENT TO INDENTURE

Section 1.01    Amendment of Definition of Record Date.  The definition of “Record Date” set forth in the Indenture is hereby amended in its entirety to read as follows:

“Record Date” means August 1, 2002 for the Interest Payment Date of August 15, 2002 and November 15, 2002 for the payment of accrued unpaid interest due on the Maturity Date; provided, however, that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

Section 1.02    Exhibit A.  Exhibit A to the Indenture is amended and replaced in its entirety by Exhibit A attached hereto.

FIRST SUPPLEMENTAL INDENTURE

ARTICLE    2

MISCELLANEOUS

Section 2.01    Further Assurances.  The parties will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this First Supplemental Indenture.

Section 2.02    Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision hereof that is required to be included in this First Supplemental Indenture by the TIA, the required provision shall control.

Section 2.03    Counterpart Originals.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 2.04    Headings.  Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.05    Governing Law.  This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 2.06    Successors.  All agreements of the Company, the Guarantors, and the Trustee in this First Supplemental Indenture shall bind their successors.

Section 2.07    Severability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.08    Indenture Remains in Full Force and Effect.  Except to the extent amended hereby or in connection herewith, all terms, provisions and conditions of the Indenture, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms. Except as specifically modified herein, the Indenture remains unchanged and in full force and effect.

Section 2.09    No Third Party Benefits.  Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

FIRST SUPPLEMENTAL INDENTURE

Section 2.10    The Trustee.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this First Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CellStar Corporation

By:	/s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez Title: Senior Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown Title: Vice President

FIRST SUPPLEMENTAL INDENTURE

EXHIBIT “A”

TO FIRST SUPPLEMENTAL INDENTURE

CELLSTAR CORPORATION

5% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE NOVEMBER 30, 2002

No. 1	New York, New York
$39,148,000	February 20, 2002
CUSIP 150925 AE5

THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THAT CERTAIN INDENTURE DATED AS OF FEBRUARY 20, 2002, AS THE SAME MAY BE AMENDED FROM TIME TO TIME IN THE MANNER PROVIDED IN THE INDENTURE.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR VALUE RECEIVED, the undersigned, CELLSTAR CORPORATION, a Delaware corporation (the “Borrower,” which term includes any successor entity), hereby promises to pay to the order of CEDE & CO. (together with its registered assigns, the “Holder”), the principal sum of Thirty

FIRST SUPPLEMENTAL INDENTURE

Nine Million One Hundred Forty-Eight Thousand Dollars ($39,148,000) on November 30, 2002 (the “Maturity Date”), with interest thereon from time to time as provided herein.

Interest Payment Date:	August 15, 2002
Record Dates:	August 1, 2002 and November 15, 2002

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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FIRST SUPPLEMENTAL INDENTURE

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

CELLSTAR CORPORATION

By:
Name: Title:

Attest

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes in the within-mentioned Indenture.

Dated: February 20, 2002

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

FIRST SUPPLEMENTAL INDENTURE

CELLSTAR CORPORATION

5% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

DUE NOVEMBER 30, 2002

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture, dated as of February 20, 2002 (the “Indenture”), as amended from time to time, by and between CellStar Corporation, a Delaware corporation (the “Company”), and The Bank of New York, as trustee (the “Trustee”).

1.    Interest.

The Company promises to pay interest on the unpaid principal amount of this Note at a rate of five percent (5%) per annum (the “Interest Rate”) commencing on the date hereof. The Company will pay interest in arrears on August 15, 2002 or if such day is not a Business Day, on the next succeeding Business Day (the “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between the Record Date referred to on the face hereof and the Interest Payment Date, interest shall accrue from the Interest Payment Date. Interest shall accrue with respect to principal on this Note to, but not including the date of repayment of such principal; provided, however, that if payment to the Paying Agent occurs after 10:00 a.m., New York City time, interest shall be deemed to accrue until the following Business Day. On the Interest Payment Date, interest on the Notes will be paid for the immediately preceding accrual period. Any accrued and unpaid interest outstanding on the Maturity Date shall be paid on the Maturity Date concurrently with payment of the Principal.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal, if any, at a rate equal to the sum of the Interest Rate and an additional two percent (2%) per annum (such sum being referred to herein as the “Default Rate”), compounded semiannually; and (ii) overdue installments of interest, if any (without regard to any applicable grace period) at the Default Rate, compounded semiannually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.

The Company shall pay interest on the Notes to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date or Maturity Date, as applicable, even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Interest on the Notes shall be paid on the Interest Payment Date and on the Maturity Date in cash or in Interest Shares, at the option of the Company. Except as set forth in the Indenture, Holders must surrender Notes to the Paying Agent to collect principal payments. The Principal on the Notes shall be paid on the Maturity Date in Principal Shares. The Notes will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check or stock certificates, as appropriate, mailed to the Holders of the Notes at their addresses set forth in the register of Holders. If this Note is a Global Note, all

FIRST SUPPLEMENTAL INDENTURE

payments in respect of this Note will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

3.    Paying Agent and Registrar.

Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar.

4.    Indenture.

The Company issued this Note under an Indenture, dated as of February 20, 2002 (the “Indenture”), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 5% Senior Subordinated Convertible Notes Due November 30, 2002 (the “Notes”). Each Holder, by accepting this Note, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to Sixty Million One Hundred Forty-Two Thousand Dollars ($60,142,000) plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Notes as set forth in Paragraph 2 hereof. The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attn.: General Counsel.

5.    Subordination.

The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

6.    Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of One Thousand Dollars ($1,000) and integral multiples of One Thousand Dollars ($1,000). A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes or similar governmental charges required by law and as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or register the transfer of any Note.

FIRST SUPPLEMENTAL INDENTURE

7.    Discharge Prior to Maturity; Defeasance.

The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. Legal Tender, Principal Shares or Interest Shares sufficient to pay when due Principal of and interest, if any, on the Notes to maturity.

8.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Required Holders. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with Article IV of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Note.

9.    Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least twenty-five percent (25%) in the aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, the Required Holders to direct the Trustee in its exercise of any trust or power.

10.    Conversion.

Pursuant to the procedures set forth in Article X of the Indenture, the Holder may convert the outstanding Principal on the Note into shares of Common Stock at any time prior to the Maturity Date. The Conversion Price shall be 1,000 shares of Common Stock to $1,000, subject to adjustment as set forth in Article X of the Indenture.

11.    Trustee Dealings with Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as if it were not the Trustee.

12.    No Recourse Against Others.

A stockholder, director, officer, employee or Affiliate, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation, including with respect

FIRST SUPPLEMENTAL INDENTURE

to any certificates delivered hereunder or thereunder from any such person. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

13.    Authentication.

This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

14.    Governing Law.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of laws.

15.    Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.    CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Notes immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

17.    Successors.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article IV of the Indenture, the predecessor will be released from those obligations.

18.    Unclaimed Money.

If money, Principal Shares or Interest Shares for the payment of Principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall return such money, Principal Shares or Interest Shares to the Company upon its request. After that, all liability of the Trustee and Paying Agent with respect to such money, Principal Shares or Interest Shares shall cease and Holders entitled to money, Principal Shares or Interest Shares must look to the Company for payment.

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FIRST SUPPLEMENTAL INDENTURE

[FORM OF ASSIGNMENT]

I or we assign this Note to

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee                              and irrevocably appoint                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for it.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to (x) the date which is two years after the date the undersigned acquired such Notes, and (y) such later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), if the undersigned is an affiliate of the Company, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)  [_] to the Company; or

(2)  [_] pursuant to a registration statement which has been declared effective under the Securities Act; or

(3)  [_] pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)  [_] pursuant to and in compliance with Regulation S under the Securities Act; or

(5) [_]	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Company and the Trustee the Transferee Certificate (such Transferee Certificate can be obtained from the Trustee); or

(6) [_]	pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4), (5) or (6) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such opinions of counsel, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

FIRST SUPPLEMENTAL INDENTURE

Dated:	Signed:

(Sign exactly as your name appears on the front of this Note)

Signature Guarantee:

NOTICE: Signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Bond Registrar which requirements will include membership or participation in the Securities Transfer Agents Medallion Program or such other “signature guarantee program” as may be determined by the Bond Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Securities Exchange Act of 1934, as amended.

FIRST SUPPLEMENTAL INDENTURE

[FORM OF CONVERSION NOTICE]

To:    CELLSTAR CORPORATION

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
Signature
Principal amount to be converted (if less than all):

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

FIRST SUPPLEMENTAL INDENTURE